UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2009

PUNCHLINE ENTERTAINMENT, INC.

(Exact name of registrant as specified in charter)

Nevada	333-146934	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

991 24th Drive, S.E. Everett, Washington	98208
(Address of principal executive offices)	(Zip Code)

(425) 923-8012

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01.  Other Events.

On June 8, 2009, the Board of Directors of Punchline Entertainment, Inc. (the “Company”) resolved to effect a 10:1 forward split of the Company’s stock, through a dividend of ten shares for each share of stock outstanding as of June 29, 2009, the record date.  This transaction is subject to approval from FINRA.  The proposed details of the transaction are as follows:

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The record date shall be June 29, 2009;

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The payment date shall be June 30, 2009.  The shares will be mailed on this date without any action required on the part of the shareholders;

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The ratio of the distribution is to be 10:1 meaning that for every one share owned by a shareholder, nine identical shares will be issued (identical class, restrictive/non restrictive status, issue date); and

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The forward split is payable as a dividend, thereby requiring no action by shareholders, nor any amendment to the articles of incorporation of the Company.

Before the split, as at June 8, 2009, there are 5,000,000 shares of the company’s common stock issued and outstanding.  After the split, there will be 50,000,000 shares of the company’s common stock issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUNCHLINE ENTERTAINMENT, INC.

Date: June 11, 2009	By:	/s/ Nikolai Malitski
Nikolai Malitski, Director

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